Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:
Steve Jones	Mary M. Gentry
Senior EVP, Chief Financial Officer	SVP, Treasurer and Investor Relations
ScanSource, Inc.	ScanSource, Inc.
(864) 286-4302	(864) 286-4892

SCANSOURCE DELIVERS OUTSTANDING FIRST QUARTER PERFORMANCE
10% net sales growth drove record earnings per share

GREENVILLE, SC -- November 8, 2022 -- ScanSource, Inc. (NASDAQ: SCSC), a leading hybrid distributor connecting devices to the cloud, today announced financial results for the first quarter ended September 30, 2022.

	First Quarter Summary
	Q1 FY23	Q1 FY22	Change
	(in thousands, except per share data)
Select reported measures:
Net sales	$943,813	$857,583	10.1%
Gross profit	$113,485	$101,572	11.7%
Gross profit margin %	12.02%	11.84%	18bp
Operating income	$34,888	$30,328	15.0%
GAAP net income	$24,042	$22,073	8.9%
GAAP diluted EPS	$0.94	$0.86	9.3%
Select Non-GAAP measures:
Adjusted EBITDA	$45,275	$41,394	9.4%
Adjusted EBITDA margin %	4.80%	4.83%	-3bp
Non-GAAP net income	$27,203	$25,550	6.5%
Non-GAAP diluted EPS	$1.07	$0.99	8.1%

"We had an outstanding start to our fiscal year, delivering 10% net sales growth and record earnings per share. This exceptional performance is a result of strong demand and working capital investments to meet the needs of our channel partners," said Mike Baur, Chairman and CEO, ScanSource, Inc. "We are winning with our channel partners because of our differentiated hybrid distribution strategy."

Quarterly Results
Net sales for the first quarter of fiscal year 2023 totaled $943.8 million, up 10.1% year-over-year, with strong growth in North America. First quarter fiscal year 2023 net sales in the Specialty Technology Solutions segment increased 14.9% year-over-year to $576.3 million, driven by broad-based demand across technologies and execution by our people. First quarter fiscal year 2023 net sales in Modern Communications & Cloud increased 3.3% year-over-year to $367.5 million, primarily due to increased demand for our communications solutions.

Gross profit for the first quarter of fiscal year 2023 totaled $113.5 million, up 11.7% year-over-year. The increase is primarily due to higher sales volume and higher vendor program recognition compared to the prior-year quarter. Gross profit margin increased to 12.02% for the first quarter of fiscal year 2023, up from 11.84% in the prior-year quarter.

For the first quarter of fiscal year 2023, operating income increased to $34.9 million from $30.3 million in the prior-year quarter. First quarter fiscal year 2023 non-GAAP operating income increased to $39.1 million for a 4.15% non-GAAP operating income margin, compared to $34.9 million and a 4.07% non-GAAP operating margin for the prior-year quarter.

Exhibit 99.1

On a GAAP basis, net income for the first quarter of fiscal year 2023 totaled $24.0 million, or $0.94 per diluted share, compared to net income of $22.1 million, or $0.86 per diluted share, for the prior-year quarter. First quarter fiscal year 2023 non-GAAP net income totaled $27.2 million, or $1.07 per diluted share. These results compare to first quarter fiscal year 2022 non-GAAP net income of $25.6 million, or $0.99 per diluted share.

Adjusted EBITDA for the first quarter of fiscal year 2023 increased 9.4% to $45.3 million, or 4.80% of net sales, compared to $41.4 million, or 4.83% of net sales in the prior-year quarter. Adjusted return on invested capital totaled 15.6% for first quarter fiscal year 2023, compared to 17.5% in the prior-year quarter, primarily from increased average invested capital for the current year quarter.

Annual Financial Outlook for Fiscal Year 2023

ScanSource reaffirms previously provided guidance set forth below for the full fiscal year ended June 30, 2023.

FY23 Annual Outlook

Net sales growth, year-over-year	At least 5.5%
Adjusted EBITDA (non-GAAP)	At least $174 million

Adjusted EBITDA is a non-GAAP measure, which excludes estimates for amortization of intangible assets, depreciation expense, and non-cash share-based compensation expense. ScanSource’s outlook does not include the potential impact of any business combinations, asset acquisitions, divestitures, strategic investments, or other significant transactions that may be completed after the date hereof. These statements are forward-looking, and actual results may differ materially.

Webcast Details and Earnings Infographic
At approximately 8:45 a.m. ET today, an Earnings Infographic, as a supplement to this press release and the Company's conference call, will be available on ScanSource's website, www.scansource.com (Investor Relations section). ScanSource will present additional information about its financial results and business in a conference call today, November 8, 2022, at 10:30 a.m. ET. A webcast of the call will be available for all interested parties and can be accessed at www.scansource.com (Investor Relations section). The webcast will be available for replay for 60 days.

Safe Harbor Statement

This press release contains “forward-looking” statements, including the Company's FY23 outlook, which involve risks and uncertainties. Any number of factors could cause actual results to differ materially from anticipated results, including, but not limited to, failure to hire and retain quality employees, risk to the Company's business from a cyber-security attack, supply chain challenges, the failure to manage and implement the Company's organic growth strategy, economic weakness and inflation, a failure of the Company's IT systems, a failure to acquire new businesses, changes in interest and exchange rates and regulatory regimes impacting the Company's international operations, credit risks involving the Company's larger customers and suppliers, loss of the Company's major customers, termination of the Company's relationship with key suppliers or a significant modification of the terms under which it operates with a key supplier, changes in the Company's operating strategy, and other factors set forth in the "Risk Factors" contained in the Company's annual report on Form 10-K for the year ended June 30, 2022, filed with the Securities and Exchange Commission. Except as may be required by law, the Company expressly disclaims any obligation to update these forward-looking statements to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.

Non-GAAP Financial Information

In addition to disclosing results that are determined in accordance with United States Generally Accepted Accounting Principles ("GAAP"), the Company also discloses certain non-GAAP financial measures, which are summarized below. Non-GAAP financial measures are used to understand and evaluate performance, including comparisons from period to period. Non-GAAP results exclude amortization of intangible assets related to acquisitions, change in fair value of contingent consideration, acquisition costs, restructuring costs and other non-GAAP adjustments.

Net sales on a constant currency basis, excluding acquisitions (organic growth): The Company discloses the percentage change in net sales excluding the translation impact from changes in foreign currency exchange rates between reporting periods and excluding the net sales from acquisitions prior to the first full year from the acquisition date. This measure enhances the comparability between periods to help analyze underlying trends on an organic basis.

Additional Non-GAAP Metrics: To evaluate current period performance on a more consistent basis with prior periods, the Company discloses non-GAAP SG&A expenses, non-GAAP operating income, non-GAAP net income and non-GAAP diluted earnings per share (non-GAAP diluted "EPS"). Non-GAAP results exclude amortization of intangible assets related to acquisitions, changes in fair value of contingent consideration, acquisition and divestiture costs, impairment charges, restructuring costs, and other non-GAAP adjustments. These year-over-year metrics include the translation impact of changes in foreign currency exchange rates. Non-GAAP metrics are useful in assessing and understanding the Company's operating performance, especially when comparing results with previous periods or forecasting performance for future periods.

Adjusted earnings before interest expense, income taxes, depreciation, and amortization (“Adjusted EBITDA”): Adjusted EBITDA starts with net income and adds back interest expense, income tax expense, depreciation expense, amortization of intangible assets, changes in fair value of contingent considerations, and other non-GAAP adjustments, including acquisition and divestiture costs, impairment charges, restructuring costs and non-cash share-based compensation expense. Since Adjusted EBITDA excludes some non-cash costs of investing in our business and people, management believes that Adjusted EBITDA shows the profitability from our business operations more clearly. The presentation for Adjusted EBITDA for all periods presented has been recast to reflect this change to enhance comparability between periods.

Adjusted return on invested capital ("Adjusted ROIC"): Adjusted ROIC assists management in comparing the Company's performance over various reporting periods on a consistent basis because it removes from our operating results the impact of items that do not reflect our core operating performance. We believe the calculation of Adjusted ROIC provides useful information to investors and is an additional relevant comparison of our performance. Adjusted ROIC is calculated as Adjusted EBITDA over invested capital. Invested capital is defined as average equity plus average daily funded interest-bearing debt for the period. Management believes the calculation of Adjusted ROIC provides useful information to investors and is an additional relevant comparison of the Company's performance during the year.

These non-GAAP financial measures have limitations as analytical tools, and the non-GAAP financial measures that the Company reports may not be comparable to similarly titled amounts reported by other companies. Analysis of results and outlook on a non-GAAP basis should be considered in addition to, and not in substitution for or as superior to, measurements of financial performance prepared in accordance with GAAP. A reconciliation of the Company's non-GAAP financial information to GAAP is set forth in the Supplementary Information (Unaudited) below.

About ScanSource, Inc.

ScanSource, Inc. (NASDAQ: SCSC) is a leading hybrid distributor connecting devices to the cloud and accelerating growth for partners across hardware, SaaS, connectivity and cloud. ScanSource enables partners to deliver solutions for their customers to address changing end-user buying and consumption patterns. ScanSource sells through multiple, specialized routes-to-market with hardware, SaaS, connectivity and cloud services offerings from the world’s leading suppliers of point-of-sale (POS), payments, barcode, physical security, unified communications and collaboration, telecom and cloud services. Founded in 1992 and headquartered in Greenville, South Carolina, ScanSource was named one of the 2022 Best Places to Work in South Carolina and on FORTUNE magazine’s 2022 List of World’s Most Admired Companies. ScanSource ranks #773 on the Fortune 1000. For more information, visit www.scansource.com.

ScanSource Delivers Outstanding First Quarter Performance

ScanSource, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets (Unaudited)
(in thousands)
	September 30, 2022	June 30, 2022*
Assets
Current assets:
Cash and cash equivalents	$40,472	$37,987
Accounts receivable, less allowance of $13,942 at September 30, 2022 and $16,806 at June 30, 2022	744,946	729,442
Inventories	675,798	614,814
Prepaid expenses and other current assets	126,484	141,562
Total current assets	1,587,700	1,523,805
Property and equipment, net	36,853	37,477
Goodwill	211,736	214,435
Identifiable intangible assets, net	78,724	84,427
Deferred income taxes	13,381	15,668
Other non-current assets	71,918	61,616
Total assets	$2,000,312	$1,937,428
Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$710,919	$714,177
Accrued expenses and other current liabilities	73,760	88,455
Income taxes payable	5,274	34
Current portion of long-term debt	4,102	11,598
Total current liabilities	794,055	814,264
Deferred income taxes	2,882	3,144
Long-term debt, net of current portion	149,631	123,733
Borrowings under revolving credit facility	172,702	135,839
Other long-term liabilities	54,038	53,920
Total liabilities	1,173,308	1,130,900
Commitments and contingencies
Shareholders’ equity:
Preferred stock, no par value; 3,000,000 shares authorized, none issued	—	—
Common stock, no par value; 45,000,000 shares authorized, 25,225,902 and 25,187,351 shares issued and outstanding at September 30, 2022 and June 30, 2022, respectively	66,069	64,297
Retained earnings	870,911	846,869
Accumulated other comprehensive loss	(109,976)	(104,638)
Total shareholders’ equity	827,004	806,528
Total liabilities and shareholders’ equity	$2,000,312	$1,937,428

*Derived from audited financial statements.

ScanSource Delivers Outstanding First Quarter Performance

ScanSource, Inc. and Subsidiaries
Condensed Consolidated Income Statements (Unaudited)
(in thousands, except per share data)

	Quarter ended September 30,
	2022	2021
Net sales	$943,813	$857,583
Cost of goods sold	830,328	756,011
Gross profit	113,485	101,572
Selling, general and administrative expenses	71,593	63,854
Depreciation expense	2,763	2,880
Intangible amortization expense	4,241	4,510
Operating income	34,888	30,328
Interest expense	3,448	1,660
Interest income	(1,589)	(1,026)
Other expense, net	746	263
Income before income taxes	32,283	29,431
Provision for income taxes	8,241	7,358
Net income	$24,042	$22,073

Per share data:
Net income per common share, basic	$0.95	$0.87
Weighted-average shares outstanding, basic	25,201	25,512

Net income per common share, diluted	$0.94	$0.86
Weighted-average shares outstanding, diluted	25,451	25,696

ScanSource Delivers Outstanding First Quarter Performance

ScanSource, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows (Unaudited)
(in thousands)
	Quarter ended September 30,
	2022	2021
Cash flows from operating activities:
Net income	$24,042	$22,073
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	7,228	7,650
Amortization of debt issue costs	289	104
Provision for doubtful accounts	125	(1,027)
Share-based compensation	2,316	2,570
Deferred income taxes	2,274	(183)
Finance lease interest	2	17
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(18,799)	(26,714)
Inventories	(62,192)	(25,879)
Prepaid expenses and other assets	14,690	(1,174)
Other non-current assets	(9,469)	691
Accounts payable	(1,053)	(26,962)
Accrued expenses and other liabilities	(13,168)	(14,683)
Income taxes payable	5,256	6,558
Net cash used in operating activities	(48,459)	(56,959)
Cash flows from investing activities:
Capital expenditures	(1,758)	(1,090)
Net cash used in investing activities	(1,758)	(1,090)
Cash flows from financing activities:
Borrowings on revolving credit, net of expenses	579,011	526,637
Repayments on revolving credit, net of expenses	(542,147)	(470,237)
Borrowings on long-term debt, net	18,402	(2,218)
Finance lease obligations	771	(316)
Debt issuance costs	(1,407)	—
Exercise of stock options	10	994
Taxes paid on settlement of equity awards	(596)	—
Net cash provided by financing activities	54,044	54,860
Effect of exchange rate changes on cash and cash equivalents	(1,342)	(4,038)
Increase (decrease) in cash and cash equivalents	2,485	(7,227)
Cash and cash equivalents at beginning of period	37,987	62,718
Cash and cash equivalents at period end	$40,472	$55,491

ScanSource Delivers Outstanding First Quarter Performance

ScanSource, Inc. and Subsidiaries
Supplementary Information (Unaudited)
(in thousands, except percentages)

Non-GAAP Financial Information:
	Quarter ended September 30,
	2022	2021
Adjusted return on invested capital ratio (Adjusted ROIC), annualized(a)	15.6%	17.5%

Reconciliation of Net Income to Adjusted EBITDA:
Net income (GAAP)	$24,042	$22,073
Plus: Interest expense	3,448	1,660
Plus: Income taxes	8,241	7,358
Plus: Depreciation and amortization	7,228	7,650
EBITDA (non-GAAP)	42,959	38,741
Plus: Share-based compensation	2,316	2,570
Plus: Acquisition and divestiture costs(b)	—	83
Adjusted EBITDA (numerator for Adjusted ROIC) (non-GAAP)	$45,275	$41,394

Invested Capital Calculations:
Equity – beginning of the quarter	$806,528	$731,191
Equity – end of the quarter	827,004	746,094
Plus: Share-based compensation, net	1,718	1,922
Plus: Acquisition and divestiture costs(b)	—	83
Average equity	817,625	739,645
Average funded debt (c)	336,428	197,406
Invested capital (denominator for Adjusted ROIC) (non-GAAP)	$1,154,053	$937,051

(a) The annualized adjusted EBITDA amount is divided by days in the quarter times 365 days per year, or 366 days for leap year. There were 92 days in the current and prior-year quarter.
(b) Acquisition and divestiture costs are generally nondeductible for tax purposes.
(c) Average funded debt is calculated as the average daily amounts outstanding on short-term and long-term interest-bearing debt.

ScanSource Delivers Outstanding First Quarter Performance

ScanSource, Inc. and Subsidiaries
Supplementary Information (Unaudited)

Net Sales by Segment:
	Quarter ended September 30,
	2022	2021	% Change
Specialty Technology Solutions:	(in thousands)
Net sales, reported	$576,329	$501,711	14.9%
Foreign exchange impact (a)	60	—
Non-GAAP net sales, constant currency	$576,389	$501,711	14.9%

Modern Communications & Cloud:
Net sales, reported	$367,484	$355,872	3.3%
Foreign exchange impact (a)	613	—
Non-GAAP net sales, constant currency	$368,097	$355,872	3.4%

Consolidated:
Net sales, reported	$943,813	$857,583	10.1%
Foreign exchange impact (a)	673	—
Non-GAAP net sales, constant currency	$944,486	$857,583	10.1%

(a) Year-over-year net sales growth rate excluding the translation impact of changes in foreign currency exchange rates. Calculated by translating the net sales for the quarter ended September 30, 2022 into U.S. dollars using the average foreign exchange rates for the quarter ended September 30, 2021.

ScanSource, Inc. and Subsidiaries
Supplementary Information (Unaudited)

Net Sales by Geography:
	Quarter ended September 30,
	2022	2021	% Change
United States and Canada:	(in thousands)
Net sales, as reported	$859,538	$769,771	11.7%

International:
Net sales, reported	$84,275	$87,812	(4.0)%
Foreign exchange impact(a)	673	—
Non-GAAP net sales, constant currency	$84,948	$87,812	(3.3)%

Consolidated:
Net sales, reported	$943,813	$857,583	10.1%
Foreign exchange impact(a)	673	—
Non-GAAP net sales, constant currency	$944,486	$857,583	10.1%

(a) Year-over-year net sales growth rate excluding the translation impact of changes in foreign currency exchange rates. Calculated by translating the net sales for the quarter ended September 30, 2022 into U.S. dollars using the average foreign exchange rates for the quarter ended September 30, 2021.

ScanSource Delivers Outstanding First Quarter Performance

	Quarter ended September 30, 2022
	GAAP Measure	Intangible amortization expense	Acquisition and divestiture costs	Non-GAAP measure
	(in thousands, except per share data)
SG&A expenses	$71,593	—	—	$71,593
Operating income	34,888	4,241	—	39,129
Net income	24,042	3,161	—	27,203
Diluted EPS	$0.94	$0.12	—	$1.07

	Quarter ended September 30, 2021
	GAAP Measure	Intangible amortization expense	Acquisition and divestiture costs	Non-GAAP measure
	(in thousands, except per share data)
SG&A expense	$63,854	—	$(83)	$63,771
Operating income	30,328	4,510	83	34,921
Net income	22,073	3,394	83	25,550
Diluted EPS	$0.86	$0.13	—	$0.99

ScanSource Delivers Outstanding First Quarter Performance

ScanSource, Inc. and Subsidiaries
Supplementary Forward-Looking Information (Unaudited)

Annual Financial Outlook for Fiscal Year 2023:

FY23 Outlook
GAAP, Operating income	At least $132 million
Intangible amortization	$17 million
Depreciation expense	$12 million
Share-based compensation expense	$12 million
Interest income and other income (expense), net	$1 million
Adjusted EBITDA (non-GAAP)	At least $174 million